Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

The Board of Directors

Guild Holdings Company:

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated August 21, 2020 relating to the financial statements included in the Registration Statement on Form S-1 (File No. 333-249225) of Guild Holdings Company, initially filed with the Securities and Exchange Commission on October 1, 2020.

/s/ KPMG LLP

Irvine, California

October 26, 2020